UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 31, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This Amendment No. 1 to Current Report on Form 8-K is being furnished solely to correct a typographical mistake in the reconciliation of non-GAAP consolidated working capital for H3C set forth in Exhibit 99.1 to the Current Report on Form 8-K furnished on March 31, 2009.
ITEM 7.01 Regulation FD Disclosure
(Amounts in thousands)
The original reconciliation of consolidated working capital had listed FY2008 cash and cash equivalents for H3C Holdings Limited as $281,126 when it should have been $442,882. Accordingly, the FY2008 non-GAAP consolidated working capital measure listed as $125,849 should have been $(35,907). This measure is a non-GAAP measure because our H3C credit agreement requires us to adjust GAAP working capital for cash, cash equivalents and the current portion of long-term debt.
The base financial information presented in the exhibit was correct.
The corrected reconciliation of non-GAAP consolidated working capital is set forth below in its entirety:
Reconciliation of Non-GAAP Consolidated Working Capital to Working Capital based on GAAP:

	12/31/2007	12/31/2008

Working Capital based on GAAP	$227,972	$358,975
Less:
Cash & Cash equivalents	$281,126	$442,882
Current portion of Long Term Debt	($48,000)	($48,000)

Non-GAAP Consolidated Working Capital (a)	($5,154)	($35,907)

(a)	defined under the H3C credit agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: April 8, 2009	By:	/s/ Jay Zager
Jay Zager
Executive Vice President, Chief Financial Officer